EXHIBIT 10.2

FURMANITE CORPORATION

LONG-TERM INCENTIVE AGREEMENT

This sets forth the terms of the Long-Term Incentive Agreement (“Agreement”) made this 31st day of July, 2015 (“Effective Date”), between Furmanite Corporation, a Delaware corporation (“Company”), and _______________________________ (“Grantee”).
WITNESSETH:
WHEREAS, the shareholders of the Company previously approved, and the Company continues to maintain, the Furmanite Corporation 1994 Stock Incentive Plan, as amended and restated as of May 9, 2013 (“Plan”);
WHEREAS, for purposes of this Agreement, all defined terms, as indicated by the capitalization of the first letter of such term, shall have the meanings specified in the Plan to the extent not specified in this Agreement;
WHEREAS, the above-named Grantee is an employee of the Company or a subsidiary of the Company (a “Business Relationship”); and
WHEREAS, pursuant and subject to the terms of the Plan, and in accordance with the terms of this Agreement, the Company wishes for the Grantee to have a proprietary interest in the Company’s financial success by granting the Grantee:

(a)	Restricted Share Units of the Company’s Common Stock (the “RSUs”); and

(b)	Performance-based Restricted Share Units of the Company’s Common Stock (the “PSUs”).
NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1. GRANTS
1.1    Grant of RSUs. Subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee ______ RSUs

1.2    Grant of PSUs. Subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee _______target PSUs, representing the maximum number of PSUs that may be earned based on achievement of the target levels of performance, described herein in Sections 2.2 (a)(ii)-(iii), 2.2(b) (ii)-(iii) and 2.2 (c) (ii)-(iii) (the “Target PSUs”). Additionally, the Company hereby grants to the Grantee _______ potential PSUs, representing the maximum number of PSUs, and being fifty percent (50%) of the Target PSUs, that may be earned for the stated level of performance, described herein in Sections 2.2 (a)(iv), 2.2(b)(iv) and 2.2 (c)(iv), (the “Potential PSUs”).

Confidential	1	7/31/2015

ARTICLE 2. VESTING; DURATION; AND EXERCISE
2.1     Vesting of the RSUs.
(a)    If the Grantee maintains a continuous Business Relationship with the Company through July 31, 2016 then the Grantee shall vest in 33.33 percent of the RSUs.
(b)    If the Grantee maintains a continuous Business Relationship with the Company through July 31, 2017 then the Grantee shall vest in an additional 33.33 percent of the RSUs.
(c)    If the Grantee maintains a continuous Business Relationship with the Company through July 31, 2018 then the Grantee shall vest in the remaining 33.34 percent of the RSUs.
(d)    To the extent the Grantee does not maintain a Business Relationship for the requisite period in accordance with (a) - (c) of this section above, or as detailed below, whereby any or all of the granted RSUs are not vested, all of Grantee’s rights with respect to such unvested RSUs shall be forfeited on the date of termination of the Business Relationship of the Grantee with the Company.
(e)    Upon vesting of the RSUs, the Grantee will receive one share of the Company’s Common Stock for each RSU vested. No partial shares will be issued.
(f)    For purposes of this Agreement, a Business Relationship with the Company shall include a Business Relationship with an affiliate or subsidiary of the Company (i.e., any business organization controlling, controlled by, or under common control with, the Company).
2.2    Vesting of the PSUs.
(a)     If the Grantee maintains a continuous Business Relationship with the Company through the first anniversary of the Effective Date, and if the Company’s Relative one year Total Shareholder Return (RTSR) (the “1st Measurement Period”), is:
(i) less than the 25th percentile, then the Grantee shall not vest in any PSUs.
(ii) greater than or equal to the 25th percentile and less than the 50th percentile, then Grantee shall vest 16.66 percent of the Target PSUs.
(iii) greater than or equal to the 50th percentile and less than the 75th percentile, then Grantee shall vest 33.33 percent of the Target PSUs. This represents the target level of performance.
(iv) greater than or equal to the 75th percentile, then Grantee shall vest 33.33 percent of the Target PSUs and shall vest 33.33 percent of the Potential PSUs. This represents the maximum level of performance.
(b)     If the Grantee maintains a continuous Business Relationship with the Company through the second anniversary of the Effective Date, and if the Company’s Relative two year Total Shareholder Return (RTSR) (the “2nd Measurement Period”), is:
(i) less than the 25th percentile, then the Grantee shall not vest in any PSUs.
(ii) greater than or equal to the 25th percentile and less than the 50th percentile, then Grantee shall vest 16.67 percent of the Target PSUs.

Confidential	2	7/31/2015

(iii) greater than or equal to the 50th percentile and less than the 75th percentile, then Grantee shall vest 33.33 percent of the Target PSUs. This represents the target level of performance.
(iv) greater than or equal to the 75th percentile, then Grantee shall vest 33.33 percent of the Target PSUs and shall vest 33.33 percent of the Potential PSUs. This represents the maximum level of performance.
(c)     If the Grantee maintains a continuous Business Relationship with the Company through the third anniversary of the Effective Date, and if the Company’s three year Relative Total Shareholder Return (RTSR) (the “3rd Measurement Period”), is:
(i) less than the 25th percentile, then the Grantee shall not vest in any PSUs.
(ii) greater than or equal to the 25th percentile and less than the 50th percentile, then Grantee shall vest 16.67 percent of the Target PSUs.
(iii) greater than or equal to the 50th percentile and less than the 75th percentile, then Grantee shall vest 33.34 percent of the Target PSUs. This represents the target level of performance.
(iv) greater than or equal to the 75th percentile, then Grantee shall vest 33.34 percent of the Target PSUs and shall vest 33.34 percent of the Potential PSUs. This represents the maximum level of performance.
2.3     Not applicable.
2.4    Market “Stand-Off” Agreement. The Grantee hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Grantee shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Grantee at any time during such period except shares included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements. The market “stand-off” agreement established pursuant to this Section 2.4 shall have perpetual duration.
2.5    Transfers. All grants herein are non-transferrable. Any attempted transfer of the grants will result in forfeiture without consideration.
2.6    RSTR. “RTSR” means the Company’s Total Stockholder Return relative to the Total Stockholder Returns of the other Group Companies. RTSR will be determined, annually by ranking the Company and the Group Companies from the highest to lowest according to their respective Total Stockholder Return, then calculating the Relative TSR percentile ranking of the Company relative to the other Group Companies as follows:

P = 1	–	(R - 1)
(N - 1)
Where: “P” represents the Relative TSR percentile ranking rounded to the nearest whole percentile. “R” represents the Company’s ranking among the Group Companies. “R” is derived, for the applicable period, by listing the peer group, including the Company, in order of decreasing TSR performance from 1 to N, with “R” being the integer where the Company is located on the list. “N” represents the number of Group Companies, inclusive of Furmanite Corporation.

Confidential	3	7/31/2015

For illustration purposes the above listed formula and calculation is used for a hypothetical grant awarded in 2012:

	Peer Group & FRM TSR
Rank "R"	1st YR TSR	2nd Yr TSR	3rd YR TSR
	2012	2013	2014
1	147.30%	173.60%	320.90%
2	61.30%	108.60%	131.50%
3	40.20%	107.60%	128.20%
4	24.80%	50.70%	61.80%
5	20.60%	34.70%	54.90%
6	17.60%	24.30%	38.90%
7	12.80%	9.30%	32.00%
8	7.00%	3.60%	19.60%
9	-5.50%	-10.30%	17.60%
10	-12.90%	-21.40%	-0.80%
11	-17.90%	-22.20%	-29.80%
12	-30.40%	-24.80%	-50.30%
13	-62.10%	-27.50%	-81.90%
Furmanite	-17.90%	34.70%	19.60%

"P" =	16.67%	66.67%	41.67%
"N" = 13
“Total Stockholder Return” means the number calculated by dividing (i) the Closing Average Share Value minus the Opening Average Share Value (in each case adjusted to take into consideration the cumulative amount of dividends per share for the Measurement Period, assuming reinvestment, as of the of applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders) by (ii) the Opening Average Share Value.
“Opening Average Share Value” means the average of the daily closing prices per share of a Group Company’s stock as reported on the NYSE for all Trading Days in the 14 calendar days immediately prior to January 1, 2015.
“Closing Average Share Value” means the average of the daily closing prices per share of a Group Company’s stock as reported on the NYSE for all Trading Days in the Closing Average Period.
“Closing Average Period” means (i) in the absence of a Change of Control of the Company, the 14 calendar days immediately prior to January 1, 2016 for the 1st Measurement Period; the 14 calendar days immediately prior to January 1, 2017 for the 2nd Measurement Period; and the 14 calendar days immediately prior to January 1, 2018 for the 3rd Measurement Period; or (ii) in the event of a Change of Control, the 90 calendar days immediately prior to and including the effective date of the Change of Control.
“Group Companies” means: Aegion Corp. (AEG); Argan, Inc. (AGX); Ameresco, Inc. (AMRC); Forbes Energy Services (FES); Great Lakes Dredge & Dock Corp. (GLDD); Integrated Electrical Services, Inc. (IESC); Matrix Service Co. (MTRX); Mistras Group, Inc. (MG); MYR Group (MYRG); Orion Marine Group, (ORN); Tesco Corporation (TESO); Team, Inc. (TISI). The Group Companies may be changed annually as follows:

Confidential	4	7/31/2015

(i) In the event of a merger, acquisition or business combination transaction of a Group Company with or by another Group Company, the surviving entity shall remain a Group Company;
(ii) In the event of a merger, acquisition, or business combination transaction of a Group Company with or by another company that is not a Group Company, or “going private transaction” where the Group Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Group Company; and
(iii) In the event of a bankruptcy of a Group Company, such company shall remain a Group Company and its stock price will continue to be tracked for purposes of the Relative TSR calculation. If the company liquidates, it will remain a Group Company and its stock price will be reduced to zero for all remaining Measurement Periods in the Performance Period.
(iv) In the sole and absolute judgment of the Compensation Committee of the Company based on such other factors as the Committee determines to be appropriate and/or advisable in the circumstances.
2.7    Maximum Number of Performance Share Units (PSUs). Notwithstanding any provision to the contrary, the maximum award of PSUs shall be 150% of the Target PSUs listed in 1.2 (i.e., the sum of the Target PSUs and the Potential PSUs).
ARTICLE 3. FORFEITURE AND RETURN OF SHARES
3.1    Termination for Cause. If the Business Relationship between the Grantee and the Company is terminated under the circumstances described in section 10.3 of the Plan, this Agreement shall immediately terminate and Grantee’s rights with respect to all of the grants, or stock acquired therefrom, whether or not the Grantee has vested shall be immediately forfeited without consideration.
3.2    Return of Shares. If the Company’s Board of Directors determines that the PSUs considered vested and that such vesting was based on materially inaccurate financial information or any other materially inaccurate performance criteria, then the Company’s Board of Directors may, in its discretion (a) treat any or all of such Restricted Shares derived from the PSUs that are held in the escrow described in this Agreement as no longer vested and immediately forfeited, (b) require the Grantee to return any or all of such Restricted Shares derived from the PSUs that have been released to the Grantee from the escrow described in this Agreement, and/or (c) require the Grantee to repay to the Company the cash equivalent of any or all of such PSUs that have been released to the Grantee from the escrow described in this Agreement and previously disposed of by the Grantee. Grantee agrees to return such PSUs (or to make such repayment) within 10 business days of the Board of Directors’ demand. In the case of a repayment of the cash equivalent, the amount to be repaid to the Company shall equal the value of the applicable PSUs, determined as the closing price for the Company’s Common Stock on the day respective set of PSUs vested.
3.3     Restrictive Covenants. This Agreement is made subject to and in reliance of Grantee’s execution and compliance with the Company’s Proprietary Information Inventions and Non-Solicitation (PIINS) Agreement.
ARTICLE 4. MISCELLANEOUS
4.1    Restricted Stock Units and Performance-based Restricted Stock Units. RSUs are restricted stock units subject to the time vesting requirements herein and are not restricted stock and have no voting or dividend rights. PSUs are restricted stock units subject to the performance vesting requirements herein and are not restricted stock and have no voting or dividend rights.

Confidential	5	7/31/2015

4.2     Adjustments for Stock Splits, Stock Dividends, etc. If there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Grantee is entitled by reason of his or her ownership of the RSUs, or PSUs shall be immediately subject to the provisions of this Agreement in the same manner and to the same extent as the original equity.
4.2    Withholding Taxes. The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting and exercise of the rights granted pursuant to this Agreement.
4.3    No Rights to Business Relationship. Nothing contained in this Agreement shall be construed as giving the Grantee any right to continue his or her Business Relationship with the Company.
4.4    Waiver. From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. All action to be taken by the Company hereunder shall be taken by vote of a majority of its disinterested members of the Board of Directors then in office.
4.5    Acknowledgments by Grantee. The Grantee acknowledges that the Grantee has been advised, and that the Grantee understands, that:
(a)    the grant of the RSUs and the PSUs and the issuance of any shares pursuant to this Agreement may be subject to, or may become subject to, applicable reporting, disclosure and holding period restrictions imposed by Rule 144 under the Securities Act of 1933 ("Rule 144") and Section 16 of the Securities Exchange Act of 1934 ("Section 16"); and
(b)    shares acquired could be subject to Section 16(a) reporting requirements as well as the short swing trading prohibition contained in Section 16(b) which generally precludes any profit taking with respect to any stock transactions which occur within any six-month period.
4.6    Special Circumstances. In the event Grantee dies, becomes disabled/incapacitated, the RSU grants herein shall immediately vest. To the extent PSUs are still outstanding on the death, disability/incapacitation, the PSUs shall remain open for the periods of vesting herein and shall only vest to the extent the performance measures are satisfied in 2.2 (a).
4.7    Not applicable.
4.8    Notices. All notices to a party hereto shall be in writing and shall be deemed to have been adequately given if delivered in person or if given by registered or certified mail, postage prepaid:

If to the Company:	Furmanite Corporation
10370 Richmond Avenue
Suite 600
Houston, TX 77042
Attn: Human Resources

If to the Grantee:

Confidential	6	7/31/2015

or to such other address as any party may from time to time designate for itself by notice in writing given to the other parties hereto.
4.9    Amendments. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company and the Grantee.
4.10    Successors and Assigns; Assignment. This Agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns. The Company may assign its rights hereunder either generally or from time to time.
4.11    Entire Agreement. This Agreement is entered into pursuant to and subject to the terms of the Plan, the applicable terms of which are incorporated herein by reference. This Agreement, Exhibits to this Agreement and applicable terms of the Plan constitute the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.
4.12    Applicable Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with Texas law. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Agreement.
4.13    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.
4.14    Effect of Heading. Any table of contents, title of any article or section heading herein contained is for convenience or reference only and shall not affect the meaning of construction of any of the provisions hereof.
IN WITNESS WHEREOF, the Grantee has hereunto set his hand and the Company has authorized this Agreement to be signed by a duly authorized officer, to be effective as of the Effective Date.
FURMANITE CORPORATION

By:
Name:
Title:

, Grantee

Confidential	7	7/31/2015